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                                                                     EXHIBIT 2.2

               AMENDMENT TO AGREEMENT AND PLAN OF REORGANIZATION

This Amendment to Agreement and Plan of Reorganization, dated as of December 19, 1996 (the "Amendment"), is entered into by and among Autodesk, Inc., a Delaware corporation ("West"), Autodesk Acquisition Corporation, a Delaware corporation ("Merger Sub"), and Softdesk, Inc., a Delaware corporation ("East").

                                   RECITALS

     WHEREAS, East, West and Merger Sub have entered into an Agreement and Plan of Reorganization dated December 10, 1996 (the "Merger Agreement"), which provides that, among other things, upon the terms and subject to the conditions thereof, Merger Sub will merge with and into East (the "Merger") with East continuing as the Surviving Corporation and as a wholly owned subsidiary of West; and

     WHEREAS, the parties now desire to amend the Merger Agreement and the related Stock Option Agreement between East and West dated December 10, 1996 (the "Option Agreement").

                                   AGREEMENT

     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1. Exchange Ratio.
   ---------------

     1.1. Section 1.6(a) of the Merger Agreement, Conversion of East Common
                                                  -------------------------
Stock, shall be amended to (x) delete subparagraph (ii), (y) renumber
-----
subparagraph (iii) to be subparagraph (ii) and amend it as set forth below,

     "(ii) Further, notwithstanding the foregoing, if the average of the closing prices of West's Common Stock as quoted on the Nasdaq National Market for the five trading days immediately preceding the closing date is less than $16.00 per share (as adjusted to reflect fully the effect of any Recapitalization), West shall have the right to terminate this Agreement, provided that such termination shall not be effective if East agrees, within two business days after notice of West's intention to terminate the Agreement pursuant to this Section 1.6(a)(ii), to consummate the transaction at a fixed Exchange Ratio of 0.9375."

and (z) amend subparagraph (i) to read in its entirety as follows:

            (i) Each share of Common Stock, par value $.01 per share, of East (the "East Common Stock") issued and outstanding immediately prior to the

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     Effective Time (other than shares of East Common Stock to be canceled pursuant to Section 1.6(b) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive that fraction of a share of Common Stock, par value $.01 per share, of West (the "West Common Stock") obtained by dividing $15.00 by the average of the closing prices of West's Common Stock as quoted on the Nasdaq National Market for the five trading days immediately preceding the Closing Date (the "Exchange Ratio"), upon surrender of the certificate representing such share of East Common Stock in the manner provided in
     Section 1.8 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.10).

2. Additional Agreements
   ---------------------

     2.1. The last clause of Section 5.4(b) of the Merger Agreement shall be amended to provide as follows:

     ; provided, however, that East shall not accept or recommend to its stockholders, or enter into any agreement concerning, an East Superior Proposal for a period of not less than seven days after West's receipt of a copy of such East Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).


     2.2. The first sentence of Section 5.13 of the Merger Agreement shall be amended to read in its entirety as follows:

     From and after the Effective Time, the Surviving Corporation will fulfill and honor in all respects the obligations of East to officers and directors, employees and agents of East immediately prior to the Effective Time pursuant to the provisions of the Certificate of Incorporation and the Bylaws of East as in effect immediately prior to the Effective Time, including specifically with regard to any allegations of breach of fiduciary duty relating to this Agreement or the transactions contemplated hereby.

3. Termination, Amendment and Waiver.
   ---------------------------------

     3.1. Section 7.1(k) shall be amended to refer to "Section 1.6(a)(ii)" instead of "Section 1.6(a)(iii)."

     3.2. Section 7.3(c) of the Merger Agreement shall be amended such that the number "$1,500,000" shall be replaced with "$2,500,000."

     3.3. Section 7.3(d) of the Merger Agreement shall be amended such that the number "$3,000,000" shall be replaced with "$5,000,000."












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4. Stock Option Agreement
   ----------------------

        4.1. The first sentence of Section 2 of the Option Agreement is hereby amended to read in its entirety as follows:

        The Option may only be exercised by West, in whole or in part, at any time or from time to time, upon the occurrence of (i) any of the events resulting in a right to terminate the Merger Agreement pursuant to Sections 7.1(d), 7.1(e) or 7.1(f) thereof or (ii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 50% or more of the then outstanding shares of capital stock of East (any of the events specified in Clauses (i) and (ii) of this sentence being referred to herein as an "Exercise Event").

        4.2. The last sentence of Section 2 of the Option Agreement is hereby amended to read in its entirety as follows:

        Notwithstanding the foregoing, the Option may not be exercised if West is in breach in any material respect of any of its covenants or agreements contained in the Merger Agreement.

        4.3 The last sentence of Section 7(a) of the Option Agreement is hereby deleted.

5. General
   -------

        5.1. All other terms and conditions of the Merger Agreement and Option Agreement, including without limitation the representations, warranties, covenants and agreements of the respective parties, shall remain in full force and effect without other or further amendment or modification, and fully applying to the respective agreements as hereby amended.

        5.2. Capitalized terms used in this Amendment but not defined herein shall have the meanings ascribed thereto in the Merger Agreement and the Option Agreement, as the case may be.

        5.3. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which, when taken together, shall constitute one and the same instrument.


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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective duly authorized officers as of the date first above written.



                                        AUTODESK, INC.

                                        By: /s/ Eric Herr
                                           ----------------------------

                                        Title: President & COO
                                              -------------------------


                                        SOFTDESK, INC.

                                        By: /s/ David C. Arnold
                                           ----------------------------

                                        Title: President
                                              -------------------------


                                        AUTODESK ACQUISITION CORPORATION

                                        By: /s/ Eric Herr
                                           ----------------------------

                                        Title: President
                                              -------------------------